                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                           CROWN AMERICAN REALTY TRUST
               (Exact name of issuer as specified in its charter)
                       MARYLAND                                25-1713733
            (State or other jurisdiction of                 (I.R.S. Employer
            incorporation or organization)                 Identification No.)
                  PASQUERILLA PLAZA
               JOHNSTOWN, PENNSYLVANIA                           15901
      (Address of Principal Executive Offices)                (Zip Code)

                           CROWN AMERICAN REALTY TRUST
                           1993 TRUSTEES' OPTION PLAN
                            (Full title of the plan)
                                 ---------------
                                TERRY L. STEVENS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           CROWN AMERICAN REALTY TRUST
                                PASQUERILLA PLAZA
                          JOHNSTOWN, PENNSYLVANIA 15901
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (814) 536-4441
          (Telephone number, including area code, of agent for service)
                                    Copy to:
                           JEFFREY G. AROMATORIO, ESQ.
                                 REED SMITH LLP
                                435 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15219
                                 (412) 288-3364
                                 ---------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================
      TITLE OF              AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT
     SECURITIES             TO BE          OFFERING PRICE        AGGREGATE       OF REGISTRATION
  TO BE REGISTERED        REGISTERED         PER SHARE*        OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------
Common Shares of
Beneficial Interest,
par value $.01 per           2,000             $  9.94             $19,880            $1.61
share

* Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the offering price with respect to shares covered by outstanding stock options under the Crown American Realty Trust 1993 Trustees' Option Plan is based on the actual price at which the stock options may be exercised.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Securities and Exchange Commission (File No. 1-12216) are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

                (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in paragraph (a) above; and

                (c) The description of the Company's Common Stock set forth in the Company's Form 8-A filed July 27, 1993 and any description of the Common Stock which is contained in a later registration statement filed by the Company pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the filing of the annual report on Form 10-K referred to in paragraph (a) above and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that the information included in any document in response to Item 306 or paragraphs (i),
(k) or (l) of Item 402 of Regulation S-K is not incorporated by reference in this Registration Statement.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its Declaration of Trust and Bylaws a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Second Amended and Restated Declaration of Trust of the Company
(the "Declaration of Trust") contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

        The Declaration of Trust requires it, to the maximum extent permitted by Maryland law, to indemnify (a) any Trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former Trustee or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Bylaws also (i) permit the Company to provide indemnification and advancement of expenses to a present or former Trustee or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law, as amended from time to time ("MGCL") for directors of Maryland corporations and permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

        The Company maintains trustee and officer liability insurance covering its trustees and officers with respect to certain liabilities which they may incur in connection with their serving as such.

        The Company has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page II-7.

ITEM 9. UNDERTAKINGS.

        (a)     Rule 415 offering.

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement;

                (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings incorporating subsequent Exchange Act documents by reference.

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)     Filing of Registration Statement on Form S-8.

                Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN JOHNSTOWN, PENNSYLVANIA, ON THE 28th DAY OF MAY, 2003.

                              CROWN AMERICAN REALTY TRUST

                              BY: /s/ MARK E. PASQUERILLA
                                 MARK E. PASQUERILLA, CHAIRMAN OF THE BOARD OF TRUSTEES, CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry L. Stevens his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 28th DAY OF MAY, 2003.

                    Name                                            Title
                    ----                                            -----
/s/ Mark E. Pasquerilla                           Chairman of the Board of Trustees, Chief Executive
----------------------------------------------    Officer and President (Principal Executive Officer)
Mark E. Pasquerilla


/s/ Terry L. Stevens                               Executive Vice President, Chief Financial Officer
----------------------------------------------    (Principal Financial Officer) and Trustee
Terry L. Stevens


/s/ Donato B. Zucco                               Trustee, Senior Vice President and Chief Administrative
----------------------------------------------    Officer
Donato B. Zucco


/s/ John A. Washko                                Vice President and Chief Accounting Officer (Principal
----------------------------------------------    Accounting Officer)
John A. Washko

/s/ Clifford A. Barton
----------------------------------------------   Trustee
Clifford A. Barton

                    Name                                            Title
                    ----                                            -----
/s/ Donald F. Mazziotti
----------------------------------------------   Trustee
Donald F. Mazziotti

/s/ Peter J. Siris
----------------------------------------------   Trustee
Peter J. Siris

/s/ Zachary L. Solomon
----------------------------------------------   Trustee
Zachary L. Solomon

                           CROWN AMERICAN REALTY TRUST

                          CROWN AMERICAN REALTY TRUST
                           1993 TRUSTEES' OPTION PLAN


                                   ----------


                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                             Exhibit Index

     Exhibit No.                                 Document                           Sequential Page
     -----------        --------------------------------------------------------    ---------------
         4.1            Second Amended and Restated Declaration of Trust.                  *

         4.2            Bylaws of the Company.                                             *

         5.1            Opinion of Reed Smith LLP as to the legality of the                8
                        Common Shares, filed herewith.

         23.1 Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1 hereto).

         23.2           Consent of Ernst & Young LLP, independent auditors.               10

         24.1 Power of Attorney, filed herewith as part of the signature pages.

----------
* Incorporated herein by reference to the Company's Registration Statement on Form S-11 effective as of August 9, 1993.